Exhibit 99.1
Snap Inc. Announces Fourth Quarter and Full Year 2024 Financial Results
Fourth quarter revenue increased 14% year-over-year to $1,557 million
Daily Active Users increased 9% year-over-year to 453 million
Fourth quarter net income of $9 million and Adjusted EBITDA of $276 million
Fourth quarter operating cash flow of $231 million and Free Cash Flow of $182 million
SANTA MONICA, Calif. – February 4, 2025 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter and full year ended December 31, 2024.
“In 2024 we made significant progress on our core priorities of growing our community and improving depth of engagement, driving top line revenue growth and diversifying our revenue sources, while building toward our long-term vision for augmented reality,” said Evan Spiegel, CEO. “Active advertisers more than doubled in Q4, with the improvements we have made to our advertising platform driving improved advertiser performance and helping to grow revenue 14% year-over-year.”
Annual Financial Summary
•Revenue was $5,361 million in 2024, compared to $4,606 million in the prior year, an increase of 16% year-over-year.
•Net loss was $698 million in 2024, compared to $1,322 million in the prior year.
•Adjusted EBITDA was $509 million in 2024, compared to $162 million in the prior year.
•Operating cash flow was $413 million in 2024, compared to $247 million in the prior year.
•Free Cash Flow was $219 million in 2024, compared to $35 million in the prior year.
Q4 2024 Financial Summary
•Revenue was $1,557 million, compared to $1,361 million in the prior year, an increase of 14% year-over-year.
•Net income was $9 million, compared to a net loss of $248 million in the prior year.
•Adjusted EBITDA was $276 million, compared to $159 million in the prior year.
•Operating cash flow was $231 million, compared to $165 million in the prior year.
•Free Cash Flow was $182 million, compared to $111 million in the prior year.

	Three Months Ended December 31,		Percent Change	Twelve Months Ended December 31,		Percent Change
	2024	2023		2024	2023

(Unaudited)	(dollars in thousands, except per share amounts)
Revenue	$1,557,283	$1,361,287	14%	$5,361,398	$4,606,115	16%
Operating loss	$(26,877)	$(248,713)	89%	$(787,294)	$(1,398,379)	44%
Net income (loss)	$9,101	$(248,247)	104%	$(697,856)	$(1,322,485)	47%
Adjusted EBITDA (1)	$276,007	$159,149	73%	$508,605	$161,577	215%
Net cash provided by (used in) operating activities	$230,633	$164,574	40%	$413,480	$246,521	68%
Free Cash Flow (2)	$182,358	$110,855	65%	$218,654	$34,794	528%
Diluted net income (loss) per share attributable to common stockholders	$0.01	$(0.15)	107%	$(0.42)	$(0.82)	49%
Non-GAAP diluted net income (loss) per share (3)	$0.16	$0.08	100%	$0.29	$0.09	222%
(1)See page 11 for a reconciliation of net income (loss) to Adjusted EBITDA. Total restructuring charges for the twelve months ended December 31, 2024, and excluded from Adjusted EBITDA, were $72.0 million. No restructuring charges were incurred during the three months ended December 31, 2024. Total restructuring charges for the three and twelve months ended December 31, 2023, and excluded from Adjusted EBITDA, were $22.2 million and $40.8 million, respectively.
(2)See page 11 for a reconciliation of net cash provided by (used in) operating activities to Free Cash Flow.
(3)See page 12 for a reconciliation of diluted net income (loss) per share to non-GAAP diluted net income (loss) per share.

Q4 2024 Summary & Key Highlights
We deepened engagement with our community:
•DAUs were 453 million in Q4 2024, an increase of 39 million, or 9% year-over-year.
•More than one billion Snaps were shared publicly on Snapchat every month in Q4 from our community, creators, and media partners.
•We continue to support and grow the number of creators in our Snap Star program, which led to an over 40% year-over-year increase in the number of creators posting content on Snapchat in Q4.
•We launched new Bitmoji stickers showcasing the latest trends for Snapchatters to react and express themselves visually.
•We announced new location sharing features in Family Center, our in-app hub for parental tools and resources, making it easier than ever for families to stay connected while out and about.
We are focused on accelerating and diversifying our revenue growth:
•Ongoing momentum with our direct response products and growth in small- and medium-size businesses contributed to total active advertisers more than doubling year-over-year in Q4.
•In Q4, Sponsored Snaps and Promoted Places grew the number of unique Snapchatters reached by advertising partners, delivering a 30% increase in reach on average in the US.
•Other Revenue, the majority of which is Snapchat+ subscription revenue, grew 131% year-over-year in 2024 and exited the year with an annualized revenue run rate well over $500 million.
•We launched new and early access Snapchat+ features including Footsteps, which helps Snapchatters keep track of the places they’ve visited on the Snap Map and new app themes and custom backgrounds.
•We announced our new unified Monetization Program for creators that allows eligible creators to monetize Spotlight videos, building on our Stories Revenue Share Program that helps creators monetize their Stories.
•We launched our first branded Dreams AI Lens with partners like Uber Eats and Tinder, and the immersive experience led to increased engagement compared to standard Lenses.
We invested in our augmented reality platform:
•Over 200 million Spotlight videos have been created this year featuring Lenses made by our talented community of Lens Creators.
•More than 400 million Snapchatters engaged with new Gen AI Lenses more than 4 billion times in Q4.
•We launched our first-ever Pre-Generated AI Lens, a groundbreaking update that significantly reduces GPU utilization during generation.
•Lens Studio has now been downloaded more than 1 million times.
•The number of Snaps with Lenses that our community posted on Snapchat in Q4 increased 49% year-over-year and the number of Snaps with Lenses sent between friends and family increased 40% year-over-year.
We are building the next generation AR operating system for Spectacles:
•We launched a new version of Snap OS, which includes new Lenses that showcase the power of the Spectacles camera and SnapML, as well as platform features and capabilities to better build and experiment.
•We introduced new first-party Lenses that help our community learn how to play piano through interactive courses and practice soccer shots through SnapML tracking models, and games that can be played with family and friends.
•Developers have already built advanced Lenses for Snap OS that help our community master the art of calligraphy, make better shots in pool, and turn outdoor walks into interactive adventures.

•We introduced more than a dozen new developer tools, including an Image Spatialization API that leverages generative AI to convert 2D images into 3D, and Spectacles Sync Kit, an improved framework that makes it easier for developers to build shared AR experiences with a new Typescript package.
•We expanded Spectacles’ availability beyond the United States to developers in six new countries: Austria, France, Germany, Italy, Netherlands, and Spain.
•We announced Challenge Tags, a new way for Snap AR developers to be rewarded for their creativity by submitting Lenses which are judged on their originality, technical excellence, and theme focus.
•To ensure Spectacles is accessible to students, teachers, and staff from colleges and universities across the world, we introduced educational pricing and a special student discount for a subscription fee of $49.50 or €55 a month.

Q1 2025 Outlook
Snap Inc. will discuss its Q1 2025 and full year 2025 outlook during its Q4 2024 Earnings Call (details below) and in its investor letter available at investor.snap.com.
Conference Call Information
Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.
Snap Inc. uses its websites (including snap.com and investor.snap.com) as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.
Definitions
Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.
Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.
Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time.
A Daily Active User (DAU) is defined as a registered and logged-in Snapchat user who visits Snapchat through our applications or websites at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.
Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.
A Monthly Active User (MAU) is defined as a registered and logged-in Snapchat user who visits Snapchat through our applications or websites at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.

Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”
About Snap Inc.
Snap Inc. is a technology company. We believe the camera presents the greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.
Contact
Investors and Analysts:
ir@snap.com
Press:
press@snap.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, future stock repurchase programs or stock dividends, business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, and advertiser and partner offerings, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including our financial outlook, macroeconomic uncertainty, and geo-political events and conflicts, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our ability to attain and sustain profitability; our ability to generate and sustain positive cash flow; our ability to attract and retain users, partners, and advertisers; competition and new market entrants; managing our growth and future expenses; compliance with new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified team members and key personnel; our ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures, or investments; and the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission, or SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in our periodic report that will be filed with the SEC for the period covered by this press release and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to geo-political events and conflicts and macroeconomic conditions, except as required by law.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.
We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.
We use the non-GAAP financial measure of non-GAAP net income (loss), which is defined as net income (loss), excluding amortization of intangible assets; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; certain other items impacting net income (loss) from time to time; and related income tax adjustments specific to the non-GAAP adjustments in the current period. Non-GAAP net income (loss) and weighted average diluted shares are then used to calculate non-GAAP diluted net income (loss) per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”
Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities
Net income (loss)	$9,101	$(248,247)	$(697,856)	$(1,322,485)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	39,581	52,324	158,074	168,441
Stock-based compensation	257,731	333,197	1,041,023	1,324,004
Amortization of debt issuance costs	2,721	1,844	9,388	7,361
Losses (gains) on debt and equity securities, net	(3,706)	27,139	8,460	33,027
Other	(10,324)	4,140	(14,153)	(26,958)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	(167,355)	(153,899)	(94,005)	(98,127)
Prepaid expenses and other current assets	(303)	5,219	(36,544)	(9,920)
Operating lease right-of-use assets	12,892	17,295	54,127	70,674
Other assets	(6,945)	5,430	(9,952)	2,238
Accounts payable	11,559	140,485	(100,728)	94,988
Accrued expenses and other current liabilities	103,620	(6,567)	150,391	62,130
Operating lease liabilities	(18,409)	(15,484)	(62,663)	(68,007)
Other liabilities	470	1,698	7,918	9,155
Net cash provided by (used in) operating activities	230,633	164,574	413,480	246,521
Cash flows from investing activities
Purchases of property and equipment	(48,275)	(53,719)	(194,826)	(211,727)
Purchases of strategic investments	—	—	(2,000)	(7,770)
Sales of strategic investments	183	2,408	1,755	7,559
Cash paid for acquisitions, net of cash acquired	—	—	—	(50,254)
Purchases of marketable securities	(342,078)	(5,956)	(2,287,668)	(2,048,273)
Sales of marketable securities	—	351,757	354,311	459,481
Maturities of marketable securities	241,378	330,980	1,411,444	2,424,717
Other	—	(2,347)	(100)	(2,779)
Net cash provided by (used in) investing activities	(148,792)	623,123	(717,084)	570,954
Cash flows from financing activities
Proceeds from issuance of convertible notes, net of issuance costs	—	—	740,350	—
Purchase of capped calls	—	—	(68,850)	—
Proceeds from termination of capped calls	—	—	62,683	—
Proceeds from the exercise of stock options	—	622	12,798	1,038
Repurchases of Class A non-voting common stock	—	(189,394)	(311,069)	(189,394)
Deferred payments for acquisitions	—	(15,876)	(3,695)	(270,433)
Repurchases of convertible notes	—	—	(859,042)	—
Other	—	—	(1,799)	—
Net cash provided by (used in) financing activities	—	(204,648)	(428,624)	(458,789)
Change in cash, cash equivalents, and restricted cash	81,841	583,049	(732,228)	358,686
Cash, cash equivalents, and restricted cash, beginning of period	968,393	1,199,413	1,782,462	1,423,776
Cash, cash equivalents, and restricted cash, end of period	$1,050,234	$1,782,462	$1,050,234	$1,782,462

SNAP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue	$1,557,283	$1,361,287	$5,361,398	$4,606,115
Costs and expenses:
Cost of revenue	671,660	621,504	2,474,237	2,114,117
Research and development	422,937	483,528	1,691,683	1,910,862
Sales and marketing	248,214	275,811	1,063,675	1,122,092
General and administrative	241,349	229,157	919,097	857,423
Total costs and expenses	1,584,160	1,610,000	6,148,692	6,004,494
Operating loss	(26,877)	(248,713)	(787,294)	(1,398,379)
Interest income	38,573	43,463	153,466	168,394
Interest expense	(5,813)	(5,275)	(21,552)	(22,024)
Other income (expense), net	8,382	(34,447)	(16,846)	(42,414)
Income (loss) before income taxes	14,265	(244,972)	(672,226)	(1,294,423)
Income tax benefit (expense)	(5,164)	(3,275)	(25,630)	(28,062)
Net income (loss)	$9,101	$(248,247)	$(697,856)	$(1,322,485)
Net income (loss) per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$0.01	$(0.15)	$(0.42)	$(0.82)
Diluted	$0.01	$(0.15)	$(0.42)	$(0.82)
Weighted average shares used in computation of net income (loss) per share:
Basic	1,681,160	1,638,714	1,659,147	1,612,504
Diluted	1,717,119	1,638,714	1,659,147	1,612,504

SNAP INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$1,046,534	$1,780,400
Marketable securities	2,329,745	1,763,680
Accounts receivable, net of allowance	1,348,472	1,278,176
Prepaid expenses and other current assets	182,006	153,587
Total current assets	4,906,757	4,975,843
Property and equipment, net	489,088	410,326
Operating lease right-of-use assets	530,441	516,862
Intangible assets, net	86,363	146,303
Goodwill	1,689,785	1,691,827
Other assets	233,914	226,597
Total assets	$7,936,348	$7,967,758
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$173,197	$278,961
Operating lease liabilities	24,885	49,321
Accrued expenses and other current liabilities	1,009,254	805,836
Convertible senior notes, net	36,212	—
Total current liabilities	1,243,548	1,134,118
Long-term convertible senior notes, net	3,607,717	3,749,400
Operating lease liabilities, noncurrent	575,082	546,279
Other liabilities	59,240	123,849
Total liabilities	5,485,587	5,553,646
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 1,483,718 shares issued, 1,436,495 shares outstanding at December 31, 2024, and 3,000,000 shares authorized, 1,440,541 shares issued, 1,391,341 shares outstanding at December 31, 2023.	14	14
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 22,523 shares issued and outstanding at December 31, 2024, and 700,000 shares authorized, 22,528 shares issued and outstanding at December 31, 2023.	—	—
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 231,627 shares issued and outstanding at December 31, 2024 and December 31, 2023.	2	2
Treasury stock, at cost. 47,222 and 49,200 shares of Class A non-voting common stock at December 31, 2024 and December 31, 2023, respectively.	(460,620)	(479,903)
Additional paid-in capital	15,644,132	14,613,404
Accumulated deficit	(12,735,461)	(11,726,536)
Accumulated other comprehensive income (loss)	2,694	7,131
Total stockholders’ equity	2,450,761	2,414,112
Total liabilities and stockholders’ equity	$7,936,348	$7,967,758

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Free Cash Flow reconciliation:
Net cash provided by (used in) operating activities	$230,633	$164,574	$413,480	$246,521
Less:
Purchases of property and equipment	(48,275)	(53,719)	(194,826)	(211,727)
Free Cash Flow	$182,358	$110,855	$218,654	$34,794

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Adjusted EBITDA reconciliation:
Net income (loss)	$9,101	$(248,247)	$(697,856)	$(1,322,485)
Add (deduct):
Interest income	(38,573)	(43,463)	(153,466)	(168,394)
Interest expense	5,813	5,275	21,552	22,024
Other (income) expense, net	(8,382)	34,447	16,846	42,414
Income tax (benefit) expense	5,164	3,275	25,630	28,062
Depreciation and amortization	39,581	43,882	154,459	159,999
Stock-based compensation expense	257,731	333,063	1,031,621	1,319,783
Payroll and other tax expense related to stock-based compensation	5,572	8,706	37,768	39,324
Restructuring charges (1)	—	22,211	72,051	40,850
Adjusted EBITDA	$276,007	$159,149	$508,605	$161,577
(1)Restructuring charges during 2024 are primarily related to cash severance, stock-based compensation expense, and other charges associated with the 2024 restructuring. Restructuring charges in 2023 relating to the wind down of our AR Enterprise business were composed primarily of cash severance, stock-based compensation expense, and charges related to the revision of the useful lives and disposal of certain acquired intangible assets. Additionally, we recognized an income tax benefit of $5.7 million for the three and twelve months ended December 31, 2023 relating to the wind down, which is included in the income tax (benefit) expense line item above. These charges are not reflective of underlying trends in our business.
Total depreciation and amortization expense by function:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Depreciation and amortization expense (1):
Cost of revenue	$1,123	$3,171	$6,110	$12,751
Research and development	24,351	31,040	99,656	106,278
Sales and marketing	5,333	10,017	19,947	26,161
General and administrative	8,774	8,096	32,361	23,251
Total	$39,581	$52,324	$158,074	$168,441
(1)Depreciation and amortization expense for the twelve months ended December 31, 2024 as well as the three and twelve months ended December 31, 2023 included restructuring charges.

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share amounts, unaudited)
Total stock-based compensation expense by function:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Stock-based compensation expense (1):
Cost of revenue	$1,626	$2,665	$6,034	$9,555
Research and development	165,330	220,996	683,830	893,026
Sales and marketing	56,463	70,369	216,672	255,688
General and administrative	34,312	39,167	134,487	165,735
Total	$257,731	$333,197	$1,041,023	$1,324,004
(1)Stock-based compensation expense for the twelve months ended December 31, 2024 as well as the three and twelve months ended December 31, 2023 included restructuring charges.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Non-GAAP net income (loss) reconciliation:
Net income (loss)	$9,101	$(248,247)	$(697,856)	$(1,322,485)
Amortization of intangible assets	12,557	17,484	56,839	72,778
Stock-based compensation expense	257,731	333,063	1,031,621	1,319,783
Payroll and other tax expense related to stock-based compensation	5,572	8,706	37,768	39,324
Restructuring charges (1)	—	22,211	72,051	40,850
Income tax adjustments	(5,363)	(5,306)	(13,240)	(6,116)
Non-GAAP net income (loss)	$279,598	$127,911	$487,183	$144,134

Weighted-average common shares - Diluted	1,717,119	1,638,714	1,659,147	1,612,504

Non-GAAP diluted net income (loss) per share reconciliation:
Diluted net income (loss) per share	$0.01	$(0.15)	$(0.42)	$(0.82)
Non-GAAP adjustment to net income (loss)	0.15	0.23	0.71	0.91
Non-GAAP diluted net income (loss) per share	$0.16	$0.08	$0.29	$0.09
(1)Restructuring charges during 2024 are primarily related to cash severance, stock-based compensation expense, and other charges associated with the 2024 restructuring. Restructuring charges in 2023 relating to the wind down of our AR Enterprise business were composed primarily of cash severance, stock-based compensation expense, and charges related to the revision of the useful lives and disposal of certain acquired intangible assets. Additionally, we recognized an income tax benefit of $5.7 million for the three and twelve months ended December 31, 2023 relating to the wind down, which is included in the income tax (benefit) expense line item above. These charges are not reflective of underlying trends in our business.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS
(dollars and shares in thousands, except per user amounts, unaudited)

	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024

	(NM = Not Meaningful)
Cash Flows and Shares
Net cash provided by (used in) operating activities	$12,781	$164,574	$88,352	$(21,377)	$115,872	$230,633
Net cash provided by (used in) operating activities - YoY (year-over-year)	(77)%	31%	(42)%	74%	NM	40%
Net cash provided by (used in) operating activities - TTM (trailing twelve months)	$207,238	$246,521	$183,771	$244,330	$347,421	$413,480
Purchases of property and equipment	$(73,435)	$(53,719)	$(50,448)	$(52,062)	$(44,041)	$(48,275)
Purchases of property and equipment - YoY	94%	14%	6%	41%	(40)%	(10)%
Purchases of property and equipment - TTM	$(204,933)	$(211,727)	$(214,545)	$(229,664)	$(200,270)	$(194,826)
Free Cash Flow	$(60,654)	$110,855	$37,904	$(73,439)	$71,831	$182,358
Free Cash Flow - YoY	(435)%	41%	(63)%	38%	218%	65%
Free Cash Flow - TTM	$2,305	$34,794	$(30,774)	$14,666	$147,151	$218,654
Common shares outstanding	1,638,905	1,645,496	1,643,120	1,653,820	1,672,212	1,690,645
Common shares outstanding - YoY	2%	5%	3%	2%	2%	3%
Shares underlying stock-based awards	154,525	157,981	146,240	144,315	132,783	135,036
Shares underlying stock-based awards - YoY	63%	20%	14%	(3)%	(14)%	(15)%
Total common shares outstanding plus shares underlying stock-based awards	1,793,430	1,803,477	1,789,360	1,798,135	1,804,995	1,825,681
Total common shares outstanding plus shares underlying stock-based awards - YoY	5%	6%	4%	2%	1%	1%

Results of Operations
Revenue	$1,188,551	$1,361,287	$1,194,773	$1,236,768	$1,372,574	$1,557,283
Revenue - YoY	5%	5%	21%	16%	15%	14%
Revenue - TTM	$4,544,563	$4,606,115	$4,812,280	$4,981,379	$5,165,402	$5,361,398
Revenue by region (1)
North America	$786,154	$899,542	$743,131	$767,560	$857,621	$968,943
North America - YoY	(3)%	2%	16%	12%	9%	8%
North America - TTM	$2,993,189	$3,012,421	$3,115,656	$3,196,387	$3,267,854	$3,337,255
Europe	$200,272	$238,253	$195,844	$229,835	$248,902	$287,031
Europe - YoY	24%	9%	24%	26%	24%	20%
Europe - TTM	$758,693	$778,394	$816,478	$864,204	$912,834	$961,612
Rest of World	$202,125	$223,492	$255,798	$239,373	$266,051	$301,309
Rest of World - YoY	30%	11%	34%	20%	32%	35%
Rest of World - TTM	$792,681	$815,300	$880,146	$920,788	$984,714	$1,062,531
Operating loss	$(380,063)	$(248,713)	$(333,232)	$(253,975)	$(173,210)	$(26,877)
Operating loss - YoY	13%	14%	9%	37%	54%	89%
Operating loss - Margin	(32)%	(18)%	(28)%	(21)%	(13)%	(2)%
Operating loss - TTM	$(1,437,263)	$(1,398,379)	$(1,366,347)	$(1,215,983)	$(1,009,130)	$(787,294)
Net income (loss)	$(368,256)	$(248,247)	$(305,090)	$(248,620)	$(153,247)	$9,101
Net income (loss) - YoY	(2)%	14%	7%	34%	58%	104%
Net income (loss) - Margin	(31)%	(18)%	(26)%	(20)%	(11)%	1%
Net income (loss) - TTM	$(1,362,698)	$(1,322,485)	$(1,298,901)	$(1,170,213)	$(955,204)	$(697,856)
Adjusted EBITDA	$40,094	$159,149	$45,659	$54,977	$131,962	$276,007
Adjusted EBITDA - YoY	(45)%	(32)%	NM	243%	229%	73%
Adjusted EBITDA - Margin (2)	3%	12%	4%	4%	10%	18%
Adjusted EBITDA - TTM	$235,703	$161,577	$206,423	$299,879	$391,747	$508,605
(1)Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.
(2)We define Adjusted EBITDA margin as Adjusted EBITDA divided by GAAP revenue.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)
(dollars and shares in thousands, except per user amounts, unaudited)

	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Other
DAU (in millions) (1)	406	414	422	432	443	453
DAU - YoY	12%	10%	10%	9%	9%	9%
DAU by region (in millions)
North America	101	100	100	100	100	100
North America - YoY	1%	—%	(1)%	—%	—%	(1)%
Europe	95	96	96	97	99	99
Europe - YoY	7%	4%	4%	3%	4%	4%
Rest of World	211	218	226	235	244	254
Rest of World - YoY	21%	19%	19%	16%	16%	17%
ARPU	$2.93	$3.29	$2.83	$2.86	$3.10	$3.44
ARPU - YoY	(6)%	(5)%	10%	6%	6%	5%
ARPU by region
North America	$7.82	$8.96	$7.44	$7.67	$8.54	$9.73
North America - YoY	(4)%	2%	17%	12%	9%	9%
Europe	$2.11	$2.49	$2.04	$2.36	$2.52	$2.89
Europe - YoY	15%	5%	20%	22%	19%	16%
Rest of World	$0.96	$1.03	$1.13	$1.02	$1.09	$1.19
Rest of World - YoY	8%	(7)%	13%	4%	14%	16%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	5,367	5,289	4,835	4,719	4,800	4,911
Employees - YoY	(6)%	—%	(7)%	(11)%	(11)%	(7)%

Depreciation and amortization expense
Cost of revenue	$3,184	$3,171	$2,150	$1,872	$965	$1,123
Research and development	26,252	31,040	27,598	22,909	24,798	24,351
Sales and marketing	5,466	10,017	4,577	5,084	4,953	5,333
General and administrative	6,307	8,096	7,388	8,065	8,134	8,774
Total	$41,209	$52,324	$41,713	$37,930	$38,850	$39,581
Depreciation and amortization expense - YoY	14%	8%	18%	(4)%	(6)%	(24)%

Stock-based compensation expense
Cost of revenue	$2,640	$2,665	$1,815	$1,260	$1,333	$1,626
Research and development	234,615	220,996	174,519	171,465	172,516	165,330
Sales and marketing	72,783	70,369	54,656	52,208	53,345	56,463
General and administrative	47,895	39,167	32,762	34,378	33,035	34,312
Total	$357,933	$333,197	$263,752	$259,311	$260,229	$257,731
Stock-based compensation expense - YoY	4%	(26)%	(16)%	(18)%	(27)%	(23)%
(1)Numbers may not foot due to rounding.